Exhibit 10.8(a)

                               LOAN AGREEMENT
                               --------------

                                 dated as of
                                April 5, 1993

RECITALS

1. Continental Homes Holding Corp., a Delaware corporation ("BORROWER") has requested that Citibank (Arizona) ("CITIBANK") advance money in the total aggregate amount of FIVE MILLION and NO/100THS DOLLARS ($5,000,000) (the "Loan"). CHI Construction Company, an Arizona corporation, and Continental Homes, Inc., a Delaware corporation, (collectively, "GUARANTOR") has agreed to guaranty the repayment of all moneys advanced by CITIBANK to or on behalf of BORROWER.

2. CITIBANK will advance money to BORROWER, subject to full and strict compliance with and satisfaction of the terms and conditions of this Agreement.

1. PRIOR AGREEMENTS

1.1 Prior Agreements Superseded. This Agreement supersedes in its entirety all prior credit agreements between CITIBANK and BORROWER, regarding the Loan except as otherwise specifically provided for in this Agreement.
1.2 Prior Agreement Acknowledgements. BORROWER and GUARANTOR acknowledge with respect to the amounts owing to CITIBANK under all prior agreements that BORROWER and GUARANTOR have no offset, defense or counterclaim with respect thereto, no claim or defense in abatement or reduction thereof, nor any other claim against CITIBANK or with respect to any document forming part of the transaction in respect of which prior agreements were made or forming part of any other transaction under which BORROWER or GUARANTOR is indebted to CITIBANK. BORROWER and GUARANTOR acknowledge that all interest imposed under all prior agreements through the date hereof, and all fees and other charges that have been collected from or imposed upon BORROWER with respect to all loans evidenced by prior agreements were and are agreed to, and were properly computed and collected, and that CITIBANK has fully performed all obligations that it may have had or now has to BORROWER, and that CITIBANK has no obligation to make any additional loan or extension of credit to or for the benefit of BORROWER under prior agreements.

2. THE GENERAL TERMS OF THE LOAN

2.1 Revolving Loan. Subject to these terms and conditions CITIBANK shall make funds available to BORROWER from time to time (the "Advances"), which BORROWER may borrow, repay and reborrow from the date first shown above to, but not including a date one year from the date that Related Documents are signed and delivered to CITIBANK, in an amount not to exceed in the aggregate outstanding at any time the principal amount of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00). The Loan shall be evidenced by and bear interest as provided in CITIBANK'S form of Promissory Note dated on or about the date of this Agreement and duly executed and delivered to CITIBANK by BORROWER, and any note or notes taken wholly or partially in renewal or extension thereof or substitution or replacement of it (the "Note").

2.2 Nonuse Fee. BORROWER shall pay CITIBANK a fee equal to one-half percentage point (0.5%) per annum of the average daily undisbursed portion of the Loan, payable in arrears in quarterly installments, on the first day of each quarter, as billed by CITIBANK, throughout the term of the Loan. The fees to be paid under this Section shall be fully earned by CITIBANK as of the date paid and shall be nonrefundable to BORROWER.

2.3 Purpose. The proceeds of the Loan are to be used to support fluctuating working capital needs for residential acquisition, development and construction projects.

2.4 Prepayment. The Loan may be prepaid at any time in any amount, without premium or penalty. Prepayments shall be applied in the inverse order of maturities.

2.5 Asset Base. BORROWER and CITIBANK shall mutually designate subdivisions containing homes under construction and Improved Lots, which shall mean lots in a residential subdivision of BORROWER which are ready for housing unit construction (where streets and all utilities are completed and operating and the subdivision is open and actively selling), and which are not bare subdivided land. The subdivisions shall constitute an Asset Base (the "Asset Base" or the "Asset Base Property") which shall have a minimum actual allocated cost on BORROWER'S books of at least Eight Million Seven Hundred Fifty Thousand Dollars ($8,750,000.00), but not more than Ten Million Dollars ($10,000,000.00). CITIBANK shall have sole and absolute\discretion to accept or reject subdivisions or Improved Lots as part of the Asset Base at any time.

 2.6 Advance on Asset Base. CITIBANK shall make Advances under the Loan, at the request of BORROWER, or persons authorized by it in writing from time to time to do so, up to amount of the Loan. In the event that the Asset Base amount falls below $8,750,000.00, CITIBANK shall have no duty to make an Advance until BORROWER and CITIBANK shall first designate additional subdivisions containing homes under construction and Improved Lots to be a part of the Asset Base, and BORROWER has signed and delivered to CITIBANK the documents required to add the additional designated property to the Default Collateral (as defined on page 3).

2.7 Disbursement of the Loan. Upon satisfaction of all Conditions Precedent provided in Section 4 of this Agreement, and upon receipt of request from BORROWER, and so long as BORROWER shall not then be in Default hereunder, CITIBANK shall disburse to itself such sums as are payable to it by BORROWER and shall disburse the balance of the Loan by direct deposit into BORROWER'S account with CITIBANK.

2.8 Computation of Business Days. Whenever any payment to be made pursuant to the Related Documents is due on a Saturday, Sunday or any other day which is not a Business Day (as defined below), payment may be made on the next succeeding Business Day, and the resulting extension of time shall be included in computing interest in connection with such payments.

3. COLLATERAL SECURITY

3.1 Default Collateral. The Loan shall be secured by a pledge that there currently are no liens (other than liens which have been disclosed to CITIBANK that it has expressly accepted and approved and assessments for improvement districts) and BORROWER or GUARANTOR may not incur further liens on the homes under construction and Improved Lots or subdivisions included in the Asset Base, as set out in Section 6.9. BORROWER or GUARANTOR (as a third party pledgor) shall also sign and deliver to CITIBANK, as a condition to the funding of the Loan, deeds of trust or similarly-named security instruments and UCC-1 Financing Statements (which, with the negative pledge are the "Default Collateral"), to be held, unrecorded, by CITIBANK and recorded under the terms and conditions set out below only if certain events of default shall occur. Receipt of any deed of trust delivered to CITIBANK shall be evidenced by a written receipt to the trustor and CITIBANK shall hold the deed of trust in safekeeping on its premises where safekeeping documents are customarily held. CITIBANK, BORROWER and GUARANTOR expressly intend the act of signing and delivery of the signed deeds of trust and UCC-1 financing statements shall not constitute the creation of a lien on the Asset Base Property. CITIBANK expressly disclaims any security interest which it may otherwise be construed to have in the Asset Base Property until entitled to record one or all of them on the default of BORROWER. Until recording no deed of trust and UCC-1 financing statements shall constitute a lien for purposes of this Agreement or for any other purpose.

3.2 Guaranty. The Loan, and all other indebtedness of BORROWER to CITIBANK shall be unconditionally guaranteed, jointly and severally by each GUARANTOR pursuant to CITIBANK'S form of written commercial guaranty (the "Guaranty"), and all indebtedness owed by BORROWER to each GUARANTOR shall be subordinate to payment of the obligations under the Related Documents.

3.3 Subordination. BORROWER and each GUARANTOR subordinate (and shall execute such further instruments the "Subordination Agreement" as may be required by CITIBANK to further evidence and define the extent of the subordination) with respect to the Asset Base, the option agreements in which CHI Construction Company grants to Continental Homes, Inc. an option to purchase housing units, for the purpose of selling them to consumer occupants, to their joint and several indebtedness to, and to any security interest held by, CITIBANK.

3.4 Return of Default Collateral Security Instruments. In the event that CITIBANK does not desire to continue to hold one or more deeds of trust and UCC-1 financing statements, for any reason, CITIBANK shall return the actual deed of trust and UCC-1 financing statements to BORROWER.

4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Making the Loan. CITIBANK'S obligation to make the Loan is subject to its receipt, on or before the date of this Agreement, of all of the Related Documents, including the following, in form and substance satisfactory to and approved by CITIBANK, duly and validly executed and delivered by BORROWER, GUARANTOR or such other Person as may be appropriate, and in recordable form where appropriate:

4.1(a) Good Standing. A certificate of BORROWER'S and
GUARANTOR'S good standing and authority to transact business in Arizona from the Arizona Corporation Commission and BORROWER'S or GUARANTOR'S state of incorporation, if other than Arizona

4.1(b) Articles. Bylaws. A copy of BORROWER'S and GUARANTOR'S Articles of Incorporation (certified by the Arizona Corporation Commission or Secretary of State of the state in which BORROWER is incorporated), and a copy of BORROWER'S and GUARANTOR'S Bylaws with all amendments certified by BORROWER'S corporate secretary.

4.1(c) Reimbursement of Expenses. Reimbursement for the reasonable accrued fees (including internal or external attorneys' fees) and expenses incurred by CITIBANK and CITIBANK'S agents in connection with the negotiation, preparation and execution of the Related Documents and the disbursement of the Loan proceeds. BORROWER further agrees to pay or reimburse CITIBANK for all such fees and expenses n demand, whether or not any disbursement of the Loan is ever made.

4.1(d) Resolutions. A resolution of BORROWER'S Board of Directors certified by BORROWER's corporate secretary authorizing BORROWER to enter into this Agreement and the Related Documents and a resolution of GUARANTOR'S Board of Directors certified by GUARANTOR'S corporate secretary authorizing GUARANTOR to enter into this Agreement and the Related documents.

4.1 (e)     Hazardous Waste Certificate. A Hazardous Waste Certificate for
the subdivisions included in the Asset Base.

4.1(f) Hazard and Liability Insurance. The original policy or a certificate of insurance, evidencing the Hazard Insurance, the Liability Insurance and workmen's compensation coverage.

4.1(g)     CITIBANK Review of Unsecured Debt Agreements. CITIBANK shall have the right to review and accept the terms of the Indenture defined below and of any other unsecured debt whether existing now or in the future.

4.1(h)     Legal Opinion. A legal opinion from BORROWER'S and GUARANTOR'S counsel, dated the date of the Loan and acceptable to CITIBANK, to the effect that: (i) BORROWER and GUARANTOR is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each state where, because of the nature of its activities or properties, such qualification is required; (ii) BORROWER and GUARANTOR has full power to execute and deliver and perform its obligations under this Agreement and any mortgages, deeds of trust, security agreements, assignments and pledges, if any, executed by BORROWER and GUARANTOR in connection with the Loan; (iii) such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the charter or bylaws of BORROWER or GUARANTOR of which counsel has knowledge; (iv) BORROWER and GUARANTOR have agreed to the contracted for rate of interest as set forth in the Note; (v) to the best of counsel's knowledge and belief there are no material actions, suits or proceedings pending or threatened against or materially affecting BORROWER or GUARANTOR or its business or involving the validity or enforceability of any of the Related Documents or the priority of the liens or security interests granted thereunder, at law or in equity, or before or by any governmental authority and BORROWER or GUARANTOR is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority; (vi) the consummation of the transaction described in the Related Documents and performance of BORROWER or GUARANTOR under and by virtue of the Related Documents will not result in any breach of or constitute a default under any mortgage, deed of trust, lease, loan or credit agreement, bond indenture or other agreement to which BORROWER or GUARANTOR is a party; (vii) this Agreement, and any mortgages, deeds of trust, security agreements, assignments and pledges, if any, executed by BORROWER or GUARANTOR in connection with the Loan, have been duly executed and delivered by BORROWER or GUARANTOR to CITIBANK and are the legal and binding obligations of BORROWER or GUARANTOR, except that they are not enforceable in accordance with their terms, until CITIBANK shall be entitled to record or enforce them after a BORROWER default and except as their enforcement may be limited by applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect; and (viii) the opinion shall also state, with respect to that certain indenture dated August 1, 1992, for the $75,000,000.00 12% senior notes due August 1, 1999 (the Indenture) the following: (a) the full amount of the Loan is within the definition of Bank Facility and Permitted Debt as defined in the Indenture; (b) on the making of the Loan, the aggregate amount of Permitted Debt allowed in the Indenture is not exceeded; (c) the deeds of trust on the Default Collateral which CITIBANK may record in the event of certain defaults set out in this Agreement, are Permitted Liens allowed in the Indenture; (d) the events of default set out in this Agreement and CITIBANK'S remedies with respect to them, do not constitute an event of default under the Indenture which will cause or allow acceleration of the debt evidenced by the 12% senior notes.

4.1 (i) Other. Other items which may be reasonably required by CITIBANK.

4.2 Conditions Precedent to all Advances. The obligation of CITIBANK to make any Advance (including the Initial Advance) is subject to the further condition precedent that: (i) the representations and warranties contained in this Agreement, and the Related Documents shall be correct and accurate on and as of the date of the Advances as though made on and as of that date;
(ii) no Default (as defined here or in the Related Documents) shall have occurred and be continuing and no event or circumstance shall have occurred which, with notice or lapse of time or both, would if unremedied be a Default; (iii) there has not been any material adverse change in the financial condition of BORROWER, any GUARANTOR or any other Person whose financial condition is reflected in any of the financial statements furnished to CITIBANK in connection with the Loan; (iv) BORROWER is not aware of any facts or circumstances which might give rise to any material adverse change in its or any Guarantor's financial condition; (v) there have been no material adverse changes in the Default Collateral; and (vi) there exists no material default of any agreement in favor of any Person as defined in section 9.15.

4.3 Governmental Approvals. BORROWER must satisfy CITIBANK that BORROWER has complied with all governmental regulations pertaining to the subdivisions in the Asset Base, and has obtained all necessary licenses, authorizations, consents, approvals and permits required for the present use of said property.

4.4 Third-Party Approvals. BORROWER must satisfy CITIBANK that any Person required pursuant to any instrument, contract, commitment or other agreement of any kind, or pursuant to any law or regulation to assent to or in any manner approve of any of the acts or transactions contemplated by this Agreement (or any of the other Related Documents), or the means of affecting any of the same, shall have given such assent or approval, and shall have been duly authorized so to do.

5. REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties Generally. BORROWER and each GUARANTOR represents and warrants to CITIBANK as of the date hereof, each of the matters described in this Section 5.

5.2 Accuracy of Information and Representations. No information, document, exhibit or report furnished to CITIBANK by BORROWER or any GUARANTOR in connection with the application for the Loan or the negotiation or execution of the Related Documents, and no report, statement or information required to be furnished by BORROWER to CITIBANK under the Related Documents, has contained any material misstatement of fact or has omitted to state a material fact or any fact necessary to make any statement contained therein not misleading. Any document delivered in support of the Loan shall be deemed to have been relied on by CITIBANK in making the Loan, and shall survive the execution and delivery of any of the Related Documents and any disbursement or advance of funds made pursuant to the Related Documents. BORROWER knows of no fact which if not disclosed in writing to CITIBANK may in the future have a material adverse effect on BORROWER.

5.3 Other Agreements. BORROWER and each GUARANTOR is not a party to or bound by any contract or agreement which materially and adversely affects any of their respective businesses, operations or financial condition. BORROWER and each GUARANTOR is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contract or agreement to which any of them is a party.

5.4 Authorization and Validity. BORROWER and each GUARANTOR have all requisite power and authority to enter into this Agreement and the other Related Documents to be entered into by them, and to perform all actions required or contemplated by any provision contained in any of the Related Documents. The consummation of all the transactions contemplated here create legal, valid and binding obligations subject to equitable remedies and bankruptcy law on BORROWER and each GUARANTOR.

5.5 BORROWER'S and GUARANTOR'S Status. BORROWER or GUARANTOR is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified and admitted as a foreign corporation in good standing with all requisite authority to conduct its business and own its property in each jurisdiction where such conduct of business or ownership of property makes such qualification and admission necessary and where the failure to so qualify would have a material adverse effect on its business, financial condition or operations.

5.6 Compliance with Environmental Protection Laws. BORROWER or GUARANTOR has conducted an appropriate inquiry and, to the best of their knowledge, except as specifically disclosed in writing and approved by CITIBANK, the property included in the Asset Base has never been used to manufacture, store or dispose of toxic or hazardous substances, materials or wastes covered by the Resource Conservation and Recovery Act or the Comprehensive Environmental Response, Compensation and Liability Act of 1980. The Asset Base Property is in all respects in compliance with all Federal, State of Arizona and local laws, ordinances and regulations relating to environmental protection, occupational health and safety, public health and safety or public nuisance or menace, including, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9600, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Clean Air Act, 42, U.S.C. Section 7401 et seq., and the Clean Water Act, 33 U.S.C. Section 1251 et seq. (collectively, "Environmental Laws"). To the best of Borrower's knowledge, there are no underground storage tanks or leaking PCB Transformers serving or stored on the Asset Base Property. To the best of Borrower's ability, no Hazardous Substances (as hereafter defined) will be used, generated, stored, released or disposed of on, under, from, or about the Asset Base Property, either by BORROWER or GUARANTOR, an employee or agent of Borrower or Guarantor (not including homeowners) except those that have been previously disclosed to CITIBANK in writing, except such amounts as are lawfully present and lawfully used in connection with the Asset Base Property or vehicles thereon and provided such use is consistent with the use contemplated in the Related Documents. "Hazardous Substances" mean any substance or material, including asbestos, defined or designated as a hazardous or toxic substance, material or waste by any federal, state or local law or environmental statute, regulation or ordinance presently in effect or as amended or promulgated in the future. BORROWER or GUARANTOR has not received any notice of a violation of any law, regulation or ordinance relating to hazardous or toxic substances nor incurred any previous liability therefor and will not permit any lien relating to hazardous or toxic substances to attach to the Asset Base Property.

5.7 Consents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, registration, filing or declaration with, or other act by or in respect of, any Person (including, without limitation, Governmental Authorities and creditors of BORROWER or any Guarantor) is required in connection with the execution, delivery and performance by BORROWER and each GUARANTOR of any Related Document, or with respect to the enforceability or validity of any Related Document, other than filings or recordings with Governmental Authorities required solely for the purpose of perfecting any of CITIBANK'S liens in the Default Collateral which may arise in accordance with section 3.1.

5.8 Debt. The financial statements provided by BORROWER and each GUARANTOR contain a complete and correct list as of the date of such statement, of all credit agreements in respect of which BORROWER or any GUARANTOR is in any manner directly or contingently obligated, including indentures, bonds, purchase agreements, guaranties, capital leases, agreements with investors in or purchasers of securities issued by BORROWER, stock requiring mandatory redemption, indemnity agreements and so called "take or pay" or "keep well" agreements, and agreements and arrangements for the issuance of letters of credit or for acceptance financing. The financial statements provided to CITIBANK show the full amount of any debt on which the BORROWER and each GUARANTOR has any contingent liability, even if the BORROWER or the GUARANTOR is not liable for the full amount of the debt. The maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such financial statements.

5.9 Encumbrances. Neither the assets of BORROWER nor of any GUARANTOR is subject to any mortgage, pledge, title retention lien, or other encumbrance or security interest, except for current taxes and assessments not delinquent, and such mortgages, security interests, and encumbrances as disclosed on the financial statements provided to CITIBANK or Permitted Liens as defined in the Indenture.

5.10 Labor Disputes and Acts of God. The business and properties of BORROWER and each GUARANTOR is not affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting such business, properties or operations of BORROWER or any GUARANTOR. Except as disclosed to CITIBANK in writing there has been no union organizing activity within the past six
(6) months.

5.11 ERISA. The BORROWER to the best of their knowledge, is in compliance in all material respects with all applicable provisions of ERISA. Neither a "Reportable Event" nor a "Prohibited Transaction" has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the Pension Benefit Guaranty Corporation ("PBGC") to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither BORROWER nor any ERISA Affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan; BORROWER and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and the present value of all vested benefits under each Plan exceeds the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of BORROWER or any ERISA Affiliate to the PBGC or the Plan under Title IV of ERISA; and neither BORROWER nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

5.12 ERISA Compliance. BORROWER is in compliance in all material respects with all applicable provisions of ERISA. Neither a "Reportable Event" nor a "Prohibited Transaction" has occurred and is continuing with respect to any defined benefit pension plan under ERISA for the "unfunded liabilities" of which upon termination of the plan BORROWER (or its assets) could be held liable by the Pension Benefit Guaranty Corporation ("PBGC"). The term "unfunded liabilities" means the excess of the current value of the plan's benefits guaranteed under ERISA over the current value of the plan's assets allocable to such benefits. No notice of intent to terminate a plan has been filed, nor has any plan been terminated. No circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings. Neither BORROWER nor any ERISA affiliate has completely or partially withdrawn under Section 4201 or 4204 of ERISA from a Multiemployer Plan. BORROWER and each ERISA affiliate has met its minimum funding requirements under ERISA with respect to all of its plans and the present value of all vested benefits under each plan exceeds the fair market value of all plan assets allocable to such benefits, as determined on the most recent valuation date of the plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of BORROWER or any ERISA Affiliate to the PBGC or the plan under Title IV of ERISA. Neither BORROWER nor any ERISA affiliate has incurred any liability to the PBGC under ERISA.

5.13 Financial Statements. The consolidated and consolidating balance sheets of BORROWER and GUARANTOR and the related consolidated and consolidating statements of income and retained earnings of BORROWER and GUARANTOR, copies of which have been furnished to CITIBANK, are complete and correct and fairly present the financial condition of BORROWER and GUARANTOR as at such dates and the results of the operations of BORROWER and GUARANTOR for the period covered by such statements, all in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied (subject to year- end adjustments in the case of the interim financial statements). Since the period covered by such financial statements, there has been no material adverse change (and BORROWER and GUARANTOR are unaware of any facts or circumstances which are reasonably likely to give rise to any material adverse change), in the condition (financial or otherwise), business, or operations of BORROWER or GUARANTOR. There are no liabilities of BORROWER or GUARANTOR, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. BORROWER shall deliver a copy of BORROWER'S audited financial statements (together with the audit report) directly to CITIBANK.

5.14 Governmental Consents. There are no governmental authorizations, permits, certificates, licenses, filing, registrations, approvals or consents which must be obtained, received, or made by BORROWER or any subsidiary or GUARANTOR for BORROWER and GUARANTOR lawfully to: (i) make, execute and deliver this Agreement or any other Loan Document; or (ii) perform all of its obligations under this Agreement or any other Loan Document.

5.15 Litigation and Judgments. Except for matters disclosed by BORROWER to CITIBANK in writing, there are no outstanding unpaid judgments or arbitration awards against BORROWER or any GUARANTOR, and no actions, suits or proceedings (in any court of law or otherwise) pending or threatened against BORROWER or any GUARANTOR, or affecting any of their assets or property which, if determined adversely to BORROWER or any GUARANTOR, would have a materially adverse effect as determined by BORROWER and/or GUARANTOR, on the condition, affairs or prospects, financial of otherwise, of BORROWER or any GUARANTOR. No judgment, award, action, suit or proceeding (whether in a court of law or otherwise, and whether pending or threatened) materially affects adversely the ability of BORROWER or any GUARANTOR to perform any of their obligations under the Related Documents.

5.16 Nondefault of BORROWER and each GUARANTOR. Neither
BORROWER nor any GUARANTOR is in material default under or breach of any agreement or instrument to which any of them is a party or by which any of them may be bound, is in material Default with respect to any valid regulation, order, writ, judgment or decree of any court or other Governmental Authority. BORROWER and each GUARANTOR is in compliance with all laws, ordinances, rules, regulations and all other legal requirements, the violation of which would have a materially adverse effect on their respective businesses or financial condition. BORROWER and GUARANTOR have not received, nor do they have a reasonable basis to expect to receive, any order or notice of violation or claim of violation of any law, ordinance, rule or regulation, including ERISA, if applicable. The execution and delivery of the Related Documents and the performance of the obligations and acts required or contemplated thereby do not and will not conflict with or result in the violation of any valid law, regulation, order, writ, judgment, injunction, or decree of any court or Governmental Authority, or in the breach of or default under any indenture, contract, agreement or other instrument to which BORROWER, GUARANTOR, or any of them, is a party or by which any of them or any of their respective property may be bound. The execution and delivery of the Related Documents and the performance of the obligations and acts required or contemplated thereby will not result in the creation or imposition of, or be any cause for imposing, any lien, charge or encumbrance of any nature whatsoever upon any of the Default Collateral other than those created, imposed or required by the Related Documents. There exists no material Default and there exists no potential Default under any of the Related Documents.

5.17 Solvency. Neither BORROWER nor any GUARANTOR is "insolvent" within the meaning of that term as defined in the Federal Bankruptcy Code, nor will any of them be rendered insolvent by the performance of the Related Documents.

5.18 Survival of Representations and Warranties. All representations and warranties made by BORROWER and each GUARANTOR under or in connection with the Related Documents or in any other document delivered by BORROWER or any GUARANTOR to CITIBANK shall be conclusively deemed to have been relied upon by CITIBANK in making the Loan and shall survive the making of the Loan and the execution, delivery and performance of the Related Documents notwithstanding any investigation made by CITIBANK or on CITIBANK'S behalf. All statements contained in any certificate or financial statement delivered by BORROWER or any GUARANTOR to CITIBANK under this Agreement shall constitute representations and warranties made by BORROWER and such GUARANTOR, respectively, hereunder. The representations and warranties made by BORROWER and each GUARANTOR shall be and remain true at all times in all material respects with the same effect as though the representations and warranties had been made at any and all times during the term of this Agreement.

5.19 Title to Assets and Properties. BORROWER and/or each GUARANTOR and each subsidiary and affiliate has good and marketable title to all of the properties and assets as disclosed in the financial statements provided to CITIBANK, except for such assets as have been disposed of since the date of such statements in the ordinary course of business or as are no longer used or useful in the conduct of its business.

5.20 Taxes. BORROWER and each GUARANTOR has filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown to be due, including interest and penalties except where the same are being contested in good faith.

5.21 Use of Proceeds. The Loan is a business loan and the proceeds thereof shall be used solely for commercial or business purposes or for carrying, reducing or retiring any debt incurred for such purpose. BORROWER is not now engaged principally or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of the Loan hereunder has been or will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for carrying, reducing or retiring any debt incurred for such purpose. If requested by CITIBANK, BORROWER will furnish to CITIBANK a statement in conformity with the requirements of Federal Reserve Form U-1. No part of the proceeds of the Loan have been or will be used for any purpose that violates or which is inconsistent with the provisions of Regulations G, U or X of said Board of Governors.

6. COVENANTS

6.1 Covenants Generally. During the term of this Agreement, and until the Loan is paid in full, unless CITIBANK shall otherwise consent in writing, BORROWER and GUARANTOR, as applicable, each covenants and agrees as to the matters described in this Section 6.

6.2 Access to Premises and Records. At all reasonable times and as often as CITIBANK may reasonably request, BORROWER shall permit and cause each of its subsidiaries to permit authorized representatives designated by CITIBANK to:
(i) have access to the premises and properties of BORROWER and each subsidiary and to the records relating to the operations of BORROWER and each subsidiary; (ii) make copies of or excerpts from such records; and
(iii) discuss the affairs, finances and accounts of BORROWER and each of its subsidiaries with and be advised as to the same by the chief executive and financial officers thereof, all to the extent not inconsistent with applicable law and as shall be relevant to the performance or observance of the terms, covenants and conditions of this Agreement or the financial condition of BORROWER or any subsidiary.

6.3 Adverse Conditions. BORROWER and each GUARANTOR will not permit any change in the assets, business, financial condition, operations, or results of operations of BORROWER or any GUARANTOR or any other event or condition that in the reasonable opinion of CITIBANK (i) could affect the likelihood of performance of any of the obligations hereunder or under the Related Documents, (ii) could affect the ability of BORROWER or GUARANTOR to perform any of the obligations hereunder or under the elated Documents, (iii) could affect the legality, validity or binding nature of any of the obligations hereunder or any lien or encumbrance which may secure the Loan, or (iv) could affect the priority of any lien or encumbrance which may secure the Loan.

6.4 Status of Title. During the term hereof BORROWER and GUARANTOR will continue to have good fee simple, marketable title to the Asset Base Property and all improvements thereon until such time as the asset is sold during the ordinary course of doing business. The Asset Base Property is not subject to any liens, charges, claims, options or encumbrances, except real property taxes and assessments not yet due and payable and encumbrances that will be fully paid and satisfied prior to the first disbursement of the Loan proceeds, and such liens as are expressly approved in writing by CITIBANK.

6.5 Title to Assets and Properties. BORROWER and each GUARANTOR has good and marketable title to all of their properties and assets as disclosed in the financial statements provided to CITIBANK, except for such assets as have been disposed of since the date of such statements in the ordinary course of business or as are no longer used or useful in the conduct of its business.

6.6 Compliance with Laws. BORROWER shall: (i) comply with, conform to and obey, and cause each subsidiary to comply with, conform to and obey all material laws, ordinances, rules, regulations and all other legal requirements applicable to BORROWER and each subsidiary, including, without limitation, ERISA, insofar as such Act applies; (ii) not permit a condition to exist in connection with any Plan, which might constitute grounds for the PBGC to institute proceedings to have the Plan terminate or a trustee appointed to administer the Plan; and (iii) not engage in, or permit to exist or occur any other condition, event or transaction with respect to any such Plan which could reasonably result in BORROWER incurring any material liability, fine, or penalty.

6.7 Conduct of Business. BORROWER and each subsidiary shall continue, to engage in a reasonably efficient and reasonably economical manner in a business of the same general type as conducted by it on the date of this Agreement.

6.8 Encumbrances. BORROWER, its subsidiaries, and each GUARANTOR, shall not mortgage, pledge, assign, grant a security interest in or otherwise encumber any BORROWER, subsidiary or GUARANTOR asset or upon any leasehold interest now owned or hereafter acquired, or acquire or agree to acquire any kind of property under conditional sales or other title retention agreements; provided, however, the foregoing restrictions shall not prevent it from permitting or incurring: (i) Liens on assets of BORROWER or any subsidiary securing the Valley National Bank Credit facility provided that the liens granted in respect of the Valley National Bank Credit facility shall not extend to assets having a book value in the aggregate in excess of two times the amount committed under the Loan; (ii) Liens securing the Warehouse Facility, provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by AWMC; (iii) Liens securing Non-Recourse Debt incurred by the Carlsbad subsidiary, provided that such Liens shall not extend to any assets of the Trustor or any of its subsidiaries other than the Carlsbad subsidiary; (iv) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with generally accepted accounting principles; (v) statutory Liens of landlords and carriers' warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business; (vi) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security;
(vii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business; (viii) attachment or judgment Liens not giving rise to a Default or Event of Default; (ix) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary conduct of the business of the BORROWER or any of its subsidiaries; (x) leases or subleases granted to others not materially interfering with the ordinary conduct of the business of BORROWER or any of its subsidiaries; (xi) Liens with respect to any asset which Lien existed at the time such asset was acquired by BORROWER or any of its subsidiaries; provided that such Liens only extend to assets that were subject to such Liens prior to the acquisition of such assets; (xii) Liens securing refinancing debt; provided that such Liens only extend to the assets securing the debt being refinanced and such refinanced debt was previously secured by such assets; (xiii) Liens securing Purchase Money Obligations (including capitalized lease obligations); (xiv) Liens existing on the date hereof; and (xv) any contract to sell an asset provided such sale is otherwise permitted under the Indenture.

6.9 Financial Reporting. BORROWER and each GUARANTOR, as applicable, will timely provide the following information:

6.9(a)     Monthly Financial Statements and Quarterly Cash Flow Statements.
BORROWER will furnish to CITIBANK, as soon as available and in any event within thirty (30) days after the end of each of the month of each fiscal year of BORROWER and its subsidiaries, consolidated and consolidating balance sheets, including all supporting schedules, for each reporting company as at the end of such month, consolidated and consolidating statements of income and retained earnings of BORROWER and its subsidiaries, including all supporting schedules, for the period commencing at the end of the previous fiscal year and ending with the end of such month, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied and certified by the chief financial officer of BORROWER (subject to year-end adjustments). BORROWER will furnish to CITIBANK within forty five (45) days after the end of each fiscal quarter of each fiscal year of BORROWER and its subsidiaries a statement of cash flow of BORROWER and its subsidiaries for the portion of the fiscal year ended with the last day of such quarter.

6.9(b)     Annual Financial Statements . BORROWER will furnish to CITIBANK, as soon as available and in any event within ninety (90) days after the end of each fiscal year of BORROWER: (i) a consolidated and consolidating balance sheet of BORROWER and its subsidiaries as of the end of such fiscal year; (ii) a consolidated and consolidating statement of income and retained earnings of BORROWER and its subsidiaries for such fiscal year; (iii) a statement of cash flow of BORROWER and its subsidiaries for such fiscal year. Financial statements shall be in reasonable detail and state in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year, and be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and shall be audited by an independent certified public accountant acceptable to CITIBANK.
6.9(c) Securities Reports. BORROWER shall provide copies of its Form 10-Q report, within sixty (60) days of filing, and copies of its Form 10-K report within ninety (90) days of filing, with the Securities and Exchange Commission.

6.9 (d)     Management Letters. BORROWER will furnish promptly upon receipt thereof, copies of any reports submitted to BORROWER or any subsidiary or GUARANTOR by independent certified public accountants in connection with examination of the financial statements of BORROWER or any subsidiary or GUARANTOR made by such accountants.

6.9(e)     Accountant's Report. BORROWER will furnish simultaneously with the delivery of the annual financial statements referred to in Section 6.10(b) herein, a certificate of the independent public accountants who audited or prepared such statements to the effect that in preparing the statements, they have obtained no knowledge of any condition or event which constitutes a Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

6.9(f) Notice of Litigation. BORROWER will furnish promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting BORROWER or any subsidiary or GUARANTOR, which, if determined adversely to BORROWER or such subsidiary or GUARANTOR, as determined by BORROWER and/or GUARANTOR, could have a material adverse effect on the financial condition, properties or operations of BORROWER or such subsidiary or GUARANTOR.

6.9(g)     Proxy Statements. BORROWER will furnish promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which BORROWER or any subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which BORROWER or any subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

6.9(h)     Compliance Certificate. BORROWER shall submit within thirty (30)
days after the end of each calendar month, a compliance statement certifying compliance with the covenants of this Agreement, and covenants of other pertinent agreements of BORROWER as set out in the certificate, that no default exists and that, if a default exists, the nature of the default and the BORROWER'S plan to correct it. The compliance statement shall be in a form acceptable to CITIBANK and shall be delivered to CITIBANK with the monthly financial statements required in section 6.10(a) above. With the financial statements due to CITIBANK at the end of each fiscal quarter, BORROWER shall provide a Compliance Certificate substantially in the form attached as Exhibit A

6.10 Other Data. BORROWER and each GUARANTOR will furnish to CITIBANK such other financial data as CITIBANK may request from time to time. Together with each such financial statement required by this Agreement, BORROWER and each GUARANTOR shall deliver to CITIBANK a certificate stating that there exists no Default hereunder or, if any such Default exists, stating the nature thereof, the period of existence thereof and what action is proposed to be taken with respect thereto.

6.11 Insurance. BORROWER will keep its insurable property adequately insured at all times by financially sound and reputable insurers, against fire, flood, extended casualty and against such other risks as are customarily insured against by companies in a similar business, as a prudent owner and operator of the properties and business of BORROWER would maintain (the "Hazard Insurance").

6.12 Environmental Matters. BORROWER and GUARANTOR agree to promptly notify
CITIBANK: (i) upon becoming aware of any use, storage or release of Hazardous Substances under, from or about the Real Property (ii) of any proceeding, inquiry or notice from any Governmental Authority with respect to the use or presence of any Hazardous Substances on the Asset Base Property or the migration thereof to or from other property, (iii) of all claims made or threatened by any third party against BORROWER or GUARANTOR or the Asset Base Property relating to loss or injury from any Hazardous Substance, (iv) upon discovery of any occurrence or condition on any property adjoining or in the immediate vicinity of the Asset Base Property that would cause it to be subject to restrictions on ownership, occupancy, transferability or use under any Environmental Law, and (v) upon obtaining knowledge of any incurrence of expense by a Governmental Authority or others in connection with the assessment, containment or removal of any Hazardous Substances located on, under, from or about the Asset Base Property or any property adjoining or in the immediate vicinity. During the term of the Loan or extensions thereof, CITIBANK shall have the right to inspect the Asset Base Property for the presence of Hazardous Substances, and shall have the right, but not the obligation, to join in and participate in any legal proceedings or actions initiated in connection therewith. If, during the term of the Loan or extensions thereof, Hazardous Substances are discovered to be present in violation of any hazardous or toxic waste law, regulation or ordinance, BORROWER shall at its sole expense remove the same from the Asset Base Property and underlying groundwater in accordance with the requirements of the appropriate Governmental Authority. If the Hazardous Substances are not removed within ninety (90) days of discovery, or such earlier time as required by a Governmental Agency, then CITIBANK shall have the right, but not the obligation, to do so or to declare a default hereunder.

6.13 Liquidity. BORROWER shall maintain a minimum liquidity of Five Million and No/100ths Dollars ($5,000,000.00). For the purposes of this Agreement, "Liquidity" shall mean the amount of BORROWER'S unencumbered cash and unencumbered cash equivalents (including amounts on deposit with CITIBANK under section 6.19 BELOW) determined, each fiscal quarter, according to GAAP, plus, (i) the portion of the Loan that is undisbursed and available for disbursement at the time of each determination of Liquidity, and (ii) the amount of the Valley National Bank credit facility undisbursed and available for disbursement at the time of each determination of Liquidity and (iii) the amount of the Valley National Bank warehouse facility that is undisbursed and available for disbursement at the time of each determination of Liquidity. Exhibit A of this Agreement states the components of the calculation.

6.14 Limitation on Operating Losses. BORROWER shall not cause or permit (i) BORROWER'S Consolidated Net Income to be less than zero in each of two consecutive fiscal quarters, and (ii) BORROWER'S Consolidated Net Income to be a loss of greater than Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00) in any fiscal quarter. In determining Consolidated Net Income BORROWER shall not be required to include losses to the extent resulting from adjustments to the net realizable value of assets required pursuant to GAAP. Exhibit A of this Agreement states the components of the calculation of this ratio. For purposes of this Agreement, the term Consolidated Net Income of any Person shall mean the income or loss of that Person and its subsidiaries for any period determined on a consolidated basis, according to GAAP, provided that, without duplication, (i) the net income of any Person, other than a subsidiary which is consolidated with such Person, in which such Person, or any of its subsidiaries, has a joint interest with a third party, shall be included only to the extent of the amount of dividends or distributions actually paid in cash to such Person or a subsidiary during such period, (ii) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the net income of any subsidiary of such Person shall be excluded to the extent such subsidiary is prohibited, directly or indirectly, from distributing such net income, or any portion thereof, to such Person and (iv) all extraordinary gains and losses (after taxes) that would be included on an income statement for such Person on a consolidated basis for such period shall be excluded.

6.15 Debt Service Coverage Ratio. BORROWER shall not permit its ratio of pretax cash flow available for debt service to actual required debt service to be less than 1.75:1 for the four immediate preceding quarters. Exhibit A of this Agreement states the components of the calculation of this ratio.

6.16 Net Worth. BORROWER shall not permit its tangible net worth to be less than Forty Million and No/100ths Dollars ($40,000,000) for any fiscal quarter, measured on the last day of the fiscal quarter. Exhibit A of this Agreement states the components of the calculation of this amount.

6.17 Liabilities to Net Worth. BORROWER shall not permit the ratio of its total liabilities to total net worth to exceed 3.25:1 for any fiscal quarter, measured on the last day of the fiscal quarter. Exhibit A of this Agreement states the components of the calculation of this ratio.

6.18 Compensating Balances. BORROWER shall at all times maintain on deposit with CITIBANK an unencumbered, collected and noninterest bearing compensating balance in an amount not less than Five Hundred Thousand and No/100ths Dollars ($500,000.00)

6.19 Merger and Sale of Assets. BORROWER or GUARANTOR shall not, without the written consent of CITIBANK: (i) merge or consolidate (whether in one transaction or in a series of transactions) with or into any corporation or other entity; (ii) sell, lease, transfer or otherwise dispose of all or a substantial part of its assets except in the ordinary course of business;
(iii) enter into a dissolution or liquidation; (iv) sell, transfer, or otherwise dispose of, any real or personal property to any person and thereafter directly or indirectly lease back the same or similar property except in the ordinary course of business; (v) acquire all or substantially all of the assets or the business of any Person, or permit any subsidiary to do so, except that any subsidiary may merge into or transfer assets to BORROWER and any subsidiary may merge into or consolidate with or transfer assets to any other subsidiary of BORROWER. The foregoing notwithstanding, BORROWER may sell, lease, assign, transfer, or otherwise dispose of, and permit any subsidiary to sell, lease, assign, transfer, or otherwise dispose of inventory in the ordinary course of business, assets no longer used or useful in the conduct of its business. BORROWER and each GUARANTOR agree that CITIBANK shall be conclusively deemed to be reasonable in conditioning any consent to the foregoing upon, among other things, the entity with or into which BORROWER shall merge or consolidate or to which BORROWER'S stock or other assets is transferred agreeing to guarantee or assume the Loan by executing a guaranty or assumption in form and substance acceptable to CITIBANK.

6.20 Name Change. BORROWER shall not fail to notify CITIBANK of any change in BORROWER'S name or any name BORROWER begins to do business under or name it assumes within thirty (30) days after the date of such change.

6.21 Notice of Default and Adverse Conditions. BORROWER and each GUARANTOR shall give prompt written notice to CITIBANK (but in no event later than the first Business Day after BORROWER or any GUARANTOR becomes aware of the following) of: (i) the occurrence of any Default or potential Default, or
(ii) any facts or circumstances which reasonably likely give rise to a material adverse change in the condition, affairs or prospects, financial or other, of BORROWER or any GUARANTOR from that reflected in any financial statement given to CITIBANK; (iii) any development, financial or otherwise, which reasonably likely materially adversely affect its business, properties, affairs, prospects or condition (financial or other) or the ability of BORROWER or any GUARANTOR to perform hereunder or under the other Related Documents.

6.22 Removal of Liens. In the event that any lien or encumbrance (other than those pursuant hereto, mechanics' and materialmen's liens and liens permitted hereunder or liens otherwise authorized by CITIBANK in writing) is filed against any of the Asset Base Property, within ten (10) days of the date that BORROWER, each GUARANTOR or CITIBANK receives notice or otherwise becomes aware of the same, whichever occurs first, BORROWER shall have such lien released; provided, however, that BORROWER or other owner thereof may contest in good faith the validity or amount of any such lien or encumbrance by appropriate proceedings provided by law, including payment thereof under protest, if required, upon BORROWER furnishing to CITIBANK a cash deposit or other security in an amount and form satisfactory to CITIBANK to indemnify CITIBANK against the sale, forfeiture or loss of the Asset Base Property, which deposit or other security shall be returned to BORROWER (or each GUARANTOR, as applicable) upon final payment by BORROWER or other owner thereof of the debt secured by said lien or encumbrance; provided further, that upon final determination with respect to any such contested lien or encumbrance, BORROWER will promptly pay or cause to be paid any sums found to be due thereon. Nothing in this section shall be construed as permitting BORROWER or each GUARANTOR to take any act prohibited by any other Section of this Agreement.

7. DEFAULTS

7.1 Default in Performance or Other Breach. It is a Default if any of the indebtedness of BORROWER or any term or covenant of the Related Documents is not performed or paid as agreed, or there is a breach of any warranty or representation contained in the Related Documents, or BORROWER fails to pay and discharge any material indebtedness, liability or obligation to any creditor specifically to include the indebtedness to VNB, the obligations set forth under the Indenture when and as due, or by reason of a Default, the holder of any indebtedness of BORROWER becomes entitled to accelerate the stated maturity of such indebtedness or to exercise any other remedy. Any breach or Default by BORROWER of any term or condition of any Related Document shall constitute a Default under all other Related Documents.
7.2 Compliance with Laws and Governmental Authorities. It is a Default if
BORROWER: (i) fails to cure promptly any violation of any law or regulation resulting from or related to any improvements on the Asset Base Property;
(ii) fails to comply promptly with any material provision of any notice, issued by or filed in any department of any Governmental Authority having jurisdiction over BORROWER or the Asset Base property, of any requirement of any law or regulation having any effect on or relation to the Asset Base Property; or (iii) fails to furnish to CITIBANK, immediately and without demand, a true copy of any notice or other document received by or available to BORROWER disclosing any requirement or violation of any such law or regulation, or otherwise bearing upon the compliance of any improvements on the Asset Base Property or the construction thereof with any applicable law or regulation. In this regard, "promptly" shall be deemed to mean within ten
(10) days after the giving of written notification to BORROWER of the existence of such violation or notice or other document or, where such cure or compliance cannot be fully effected within ten (10) days, then the commencement of action to cure or comply within the same ten (10) days.

7.3 Environmental Matters. It is a Default if Hazardous Substances are not removed or remediated within one hundred and twenty (120) days of receipt of a notice requiring such action, or such earlier time as required by a Governmental Authority.

7.4 Transfer of Asset Base Property. It is a Default if there occurs a sale, assignment, pledge, transfer, hypothecation, encumbrance or other disposition of the Asset Base collateral or any portion thereof (or any interest therein) other than in the ordinary course of business or in a disposition of obsolete or retired property not used or useful in BORROWER'S business.

8. REMEDIES

8.1 CITIBANK'S Remedies Upon Default. At any time when a Default shall exist, in addition to all rights and remedies provided for under the Related Documents, CITIBANK shall have all rights and remedies provided to it by law, or any other document under which BORROWER shall be obligated to CITIBANK and, without limiting the generality of the foregoing, CITIBANK may do any one or more acts described in this Section, or under the other Related Documents in any order it deems appropriate.

8.2 Grace Period Remedies Upon Default. At any time when a Default shall exist and after the applicable Grace Period (as defined below), in addition to all rights and remedies provided for under the Related Documents, CITIBANK shall have all rights and remedies provided to it by law or any other document under which BORROWER shall be obligated to CITIBANK and, without limiting the generality of the foregoing, CITIBANK may do any one or more acts described in this Section, or under the Related Documents in any order it deems appropriate. Grace Period means the number of calendar days after CITIBANK gives notice in accordance with Section 9.19. If a Default involves BORROWER'S obligation to pay money or to discharge an indebtedness, the applicable Grace Period shall be ten (10) days. If a Default involves the performance or nonperformance of an act, or the occurrence or nonoccurrence of an event or circumstance, the applicable Grace Period shall be twenty (20) days. In the special circumstance when the Asset Base value falls below $8,750,000.00, the applicable Grace Period shall be twenty (20) days. Notwithstanding the foregoing, there shall be no Grace Period applicable to a Default based upon a breach of a representation or warranty, or a false statement in or material omission from any document forming part of the transaction in respect of which this Agreement was made, and in the breach of the covenant to maintain adequate insurance on the Asset Base Property.

8.3 Advances to Protect CITIBANK'S Interests. Without notice to or consent from BORROWER, CITIBANK shall have the right (whether or not set out in the Related Documents) but not the obligation, at any time after the default to advance to any Person any sum which CITIBANK in its sole discretion deems necessary to protect or preserve the Asset Base Property or CITIBANK'S assignment of or security interest in the Asset Base Property (or the priority thereof), or to cure any Default which shall then exist. Each such advance shall be secured by the Default Collateral, and, at CITIBANK'S election, shall either be reimbursed to it by BORROWER immediately upon demand or added to the Loan balance and bear Interest at the rate applicable upon Default under the Note. It is understood and agreed that no provision of any of the Related Documents shall obligate CITIBANK to make any such advance, nor shall the making of one or more such advances constitute an agreement by CITIBANK to make any further advance, or to be deemed a waiver of any Default by BORROWER under the terms hereof or of any other Related Document or to constitute a waiver by CITIBANK to exercise a default remedy.

8.4 Cease Funding. In the event of default, CITIBANK shall have the right to cease making any disbursements hereunder or pursuant to any of the other Related Documents.

8.5 Specific Performance. CITIBANK shall have the right to institute appropriate proceedings to specifically enforce performance of the terms and conditions of all or any of the Related Documents.

8.6 Recordation of Liens. If an event of default shall occur and any applicable Grace Period shall have expired, CITIBANK may immediately without notice to any Person, record the deeds of trust and UCC-1 financing statements on the Default Collateral which CITIBANK has in its possession and the liens shall at that time become valid and perfected liens.

8.7 Appraisal and Environmental Assessment. If an event of default shall occur, CITIBANK may order, at BORROWER'S cost, an appraisal of the Asset Base Property subdivisions owned by BORROWER or GUARANTOR and included in the Asset Base for which CITIBANK shall hold deeds of trust, from an appraiser acceptable to CITIBANK and evidencing an appraised value acceptable to CITIBANK. In addition, CITIBANK may obtain, at BORROWER'S cost, an environmental assessment report, from a consultant approved by CITIBANK, on the Asset Base Property which shall show an environmental condition acceptable to CITIBANK. The appraisal and environmental report need not be obtained by CITIBANK prior to recordation of deeds of trust on BORROWER'S default.

8.8 Insurance. In the event that a default shall occur and CITIBANK shall record deeds of trust on the Default Collateral, BORROWER shall add CITIBANK as an additional loss payee on the Hazard Insurance, and the Hazard Insurance policy shall provide that CITIBANK must be given at least thirty
(30) days prior written notice of any cancellation or termination of the policy, and must provide coverage for CITIBANK notwithstanding any act or neglect of BORROWER. BORROWER will maintain a policy of comprehensive general liability insurance (the "Liability Insurance") with limits of liability of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury and property damage. Such policy shall contain a broad form combined general liability endorsement (including products and completed operations).

8.9 Other Remedies. CITIBANK shall have the right to exercise any other right, privilege, or remedy available to CITIBANK under any of the Related Documents, under any other agreement or instrument or as may be provided by applicable law or in equity. CITIBANK shall have the right to enforce any one or more of the remedies provided hereunder or by law or in equity either successively or concurrently, and any such action by CITIBANK shall not be deemed an election of remedies or otherwise prevent CITIBANK from pursuing any further remedy it may have hereunder or at law or in equity.

9. GENERAL PROVISIONS

9.1 Accounting Terms. In the event of a change in generally accepted accounting principles which would cause the accounting principles used in preparing the financial statements referred to in Section 6.10 (Financial Reporting) to not be generally accepted accounting principles, the financial statements required to be delivered pursuant to this Agreement may thereafter be prepared in accordance with generally accepted accounting principles then in effect.

9.2 Acknowledgment . The undersigned BORROWER and each GUARANTOR acknowledge that they have received a copy of this Agreement as executed.

9.3 Agreement Controls. The Related Documents shall be deemed to include this Agreement. In the event of a conflict between any of the provisions of this Agreement and any provisions of the other Related Documents, the provisions of this Agreement shall control.

9.4 Assignability. BORROWER shall not assign this Agreement or any part of any Advance to be made hereunder. The rights of CITIBANK under this Agreement are assignable in part or in whole, and any assignee of CITIBANK shall succeed to and be possessed of the rights of CITIBANK hereunder to the extent of the assignment made, including the right to make Advances to BORROWER or any approved assignee of BORROWER in accordance with this Agreement.

9.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.6 CITIBANK'S Consent and Approval. In any instance where CITIBANK'S approval or consent is required or the exercise of CITIBANK'S judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of CITIBANK, and CITIBANK shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or CITIBANK'S judgment except where this agreement specifically states otherwise.

9.7 Costs and Expenses. BORROWER shall pay CITIBANK upon demand any and all costs, expenses and fees (including reasonable attorneys' fees) incurred in connection with the Loan, including without limitation, CITIBANK'S expense for travel, meals, and lodging for its auditors examining the records and assets of BORROWER pursuant to the terms of this Agreement, and those incurred in enforcing or attempting to recover payment of the amounts due under the obligations secured, including negotiating, documenting and otherwise pursuing or consummating modifications, extensions, compositions, renewals or other similar transactions pertaining to this Agreement or the Note, irrespective of the existence of a Default, and including costs, expenses and fees incurred before, after or irrespective of whether suit is commenced, and in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury.

9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

9.9 Governing Law. The laws of the State of Arizona shall govern the interpretation and enforcement of this Agreement and all Related Documents.

9.10 General Immunity. CITIBANK shall not be responsible for: (i) any loss, costs or expenses incurred by BORROWER in connection with any drafts, documents or instruments delivered by BORROWER to CITIBANK in connection herewith; (ii) any negligence, misfeasance, suspension, insolvency, or bankruptcy of any correspondent or agent of CITIBANK to whom any such drafts, documents or instruments may be entrusted, unless caused by such correspondent's or agent's gross negligence or willful misconduct; (iii) any loss or delay, in transmission or otherwise, of any such drafts, documents or instruments or the proceeds thereof; or, (iv) any delay, interruption, omission or error in transmission or delivery of any message.

9.11 General Indemnification. BORROWER indemnifies CITIBANK, its employees, agents and officers from and against any and all losses, expenses, charges, fees (including attorneys' fees) and liability and agrees to hold CITIBANK and its employees, agents and officers harmless from any and all damages, costs, expenses, claims, demands, and liabilities which may be asserted or alleged in connection with or arising out of the Loan, the administration or enforcement of the Related Documents or the exercise of any right under the Related Documents (including, without limitation, in connection with or as a result of any sale, use, operation, lease, disposition or consumption of any of the Asset Base Property as long as such is done in a commercially reasonable manner), whenever asserted, and for all reasonable expenses (including attorneys' fees) and all costs of compromise or settlement which may be incurred by CITIBANK on account of or arising out of or in connection with any such claim, demand or obligation. The foregoing indemnity shall extend to claims, demands or obligations, and expenses relating thereto and costs of compromise or settlement thereof, but not to those resulting from the negligence or misconduct of any indemnitee. In the event that any action or proceeding is brought against CITIBANK, its employees, agents or officers arising out of the Loan, the administration or enforcement of the Related Documents or the exercise of any right under the Related Documents, BORROWER shall, upon notice from CITIBANK, resist and defend such action or proceeding on behalf of CITIBANK, its employees, agents and officers as applicable; provided that failure of such party to give such notice shall not relieve BORROWER from any of its obligations under this Section unless such failure prejudices defense of such action or proceeding by BORROWER. At its own expense, n indemnified party may employ separate counsel and participate in the defense. If employment of separate counsel is required because of a conflict of interest between BORROWER and the indemnified party or between the indemnified parties, or the failure of BORROWER after receipt of notice to assume the defense, then the indemnified parties may employ separate counsel at BORROWER'S expense. BORROWER shall not be liable for any settlement without its consent unless BORROWER shall have failed to perform any of its obligations under this Section.

9.12 Environmental Indemnity. BORROWER agrees to indemnify and hold CITIBANK harmless from and against, and shall reimburse CITIBANK for, any and all losses, claims, liabilities, damages, injuries (to person, property, or natural resources), costs, expenses, actions or causes of action, arising from or in connection with the release or presence of any Hazardous Substance upon the Asset Base Property now existing or hereafter occurring, whether foreseeable or unforeseeable, including, without limitation, all costs of removal and disposal of such Hazardous Substances, all costs of determining whether the Asset Base Property is in compliance and causing the Asset Base Property to be in compliance with all applicable Environmental Laws, all costs associated with claims for damages to persons or property, and CITIBANK's reasonable attorney's and consultants' fees and court costs. The provisions of the foregoing indemnity shall survive foreclosure of the Deed of Trust and satisfaction of the Note and Loan and shall be in addition to any other rights and remedies of CITIBANK.

9.13 Survival of Indemnities. All agreements of indemnity made by BORROWER and each GUARANTOR under or in connection with this Agreement or in any other document delivered by BORROWER or any GUARANTOR to CITIBANK in connection with this Agreement shall survive the making of the Loan and issuance, delivery and performance of this Agreement to CITIBANK and the satisfaction of the Note.

9.14 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, CITIBANK shall not be obligated to extend credit to BORROWER in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.15 Headings and Miscellaneous Definitions. All sections and descriptive headings of subsections in this Agreement are inserted for convenience only, and shall not affect the construction or interpretation hereof.

9.15(a) "Business Day" is a day other than a Saturday, Sunday or a public or bank holiday under federal law or the laws of the State of Arizona.

9.15(b) "Governmental Authority" means any body politic, including without limitation the United States of America, the State of Arizona, and any other state, county, parish, city, town, township or municipality, and any subpart thereof or any person(s) or entity deriving their authority from any such body politic, including without limitation any department, agency, commission, board, division, bureau or office, or any subpart thereof, of any body politic.

9.15(c) "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or agency or instrumentality thereof.

9.15(d) "Related Documents" shall include this Agreement, the Note(s), Loan Security Documents, Guarantees, and any other documents to be executed by Borrower or Guarantor pursuant to this Agreement.

9.15(e) "Section" means a numbered paragraph or section of this Agreement, unless another document is specifically referenced.

9.15(f)     Capitalized terms in sections dealing with ERISA or the Internal
Revenue Code shall have the meanings ascribed to them under ERISA or the Internal Revenue Code. All Capitalized terms in Section 6.9 herein (with the exception of BORROWER) shall refer to the defined terms as set forth in the Indenture dated as of August 1, 1992 between Continental Homes Holding Corp., a Delaware corporation and Fidelity Bank, National Association, a national banking association organized and existing under the laws of the United State of America.

9.16 Modification and Waiver. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

9.17 No Agency or Partnership Relationship. BORROWER and each GUARANTOR acknowledges and agrees that no agency, fiduciary, representative or partnership relationship exists between or among BORROWER, any GUARANTOR and CITIBANK.

9.18 No Other Parties to Benefit. The Related Documents are made for the sole benefit of BORROWER, each GUARANTOR and CITIBANK and their respective successors and assigns, and no other person or entity is intended to or shall have any rights or benefits hereunder, whether as third-party beneficiary or otherwise.

9.19 Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or other facsimile communication) and mailed, telegraphed, telexed, cabled, telecopied (or communicated by other means of facsimile transmission) or delivered (by hand or by courier service), to the parties at their respective addresses set forth below or at such other address as shall be designated by such party in a written notice to the other parties. All notices and communications shall, when mailed by certified mail, telegraphed, telexed, cabled or telecopied, be effective upon the earlier to occur of actual receipt or three (3) Business Days after deposit in the mail (postage prepaid), or upon delivery to the telegraph company, or upon confirmation by telex answerback, or upon delivery to the cable company or upon confirmation at the established confirmation number, respectively.

To BORROWER as follows:
Continental Homes Holding Corp.
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Kenda Gonzales

To each GUARANTOR as follows:
CHI Construction Company, Inc.
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Kenda Gonzales

Continental Homes, Inc.
7001 North Scottsdale Road, Suite 2050
Scottsdale, Arizona 85253
Attention: Kenda Gonzales

To CITIBANK as follows:

CITIBANK (Arizona)
3300 North Central Avenue, MC 592A
Phoenix, Arizona 85012
Attention: Kevin Kosan

9.20 Other Documents. BORROWER and each GUARANTOR hereby agree to provide CITIBANK with all other documents reasonably required by CITIBANK to give effect to this Agreement.

9.21 Voluntary Agreement. BORROWER and each GUARANTOR acknowledges and agrees that this Agreement has been freely and voluntarily entered into, and that no oral or written representations or promises of any kind, unless specifically contained in this Agreement, have been made by CITIBANK to induce or otherwise influence any of them to enter into this Agreement. BORROWER and each GUARANTOR represent that they have had the opportunity to seek, and have, in fact, sought the advice and benefit of legal counsel prior to executing this Agreement.

9.22 Release. BORROWER and each GUARANTOR understands and acknowledges that as part of this Agreement, they are each hereby giving a general release of all Claims (as the terms is defined in this paragraph) and defenses against CITIBANK, and it is their intention that CITIBANK have no liability to BORROWER or GUARANTOR by reason of anything occurring prior to the date of this Agreement relating to the Claims covered by this Agreement. Accordingly, this Agreement is made to compromise, resolve, settle, and terminate all actual and potential Claims by reason of anything occurring prior to the date of this Agreement relating to the Claims covered by this Agreement. The term "Claims" as used in this Agreement means all claims, complaints, demands, causes of action, damages, costs, expenses, fees, and all other debts, liabilities or obligations of every sort and description, direct and indirect, fixed or contingent, known or unknown and whether or not liquidated, arising out of, caused by, or otherwise related in any way to events or transactions occurring prior to the date of this Agreement between or affecting any of the parties hereto. BORROWER and each GUARANTOR understands that this general release extends to Claims which the BORROWER and each GUARANTOR may not know of or suspect to exist in their favor at the time of executing this release, and BORROWER and each GUARANTOR specifically waives the provisions of any Arizona law to the contrary.

9.23 Recourse Rights. BORROWER and each GUARANTOR agrees that if a claim is made upon CITIBANK at any time for the repayment or recovery of any amount or other value received by CITIBANK from any source in payment of or on account of any indebtedness of BORROWER or any GUARANTOR, and CITIBANK repays or otherwise becomes liable for all or any part of such claim by reason of any administrative or judicial judgment, decree or order, or by reason of any settlement or compromise of any such claim, BORROWER and each GUARANTOR shall remain liable to CITIBANK hereunder for the amount so repaid or for which CITIBANK is otherwise liable, to the same extent as if such amount had never been received by CITIBANK notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any indebtedness of BORROWER or any GUARANTOR.

9.24 Right of Setoff. Any and all deposits or other sums at any time credited by or due from CITIBANK to BORROWER shall at all times constitute security (as part of the Default Collateral) for any and all indebtedness of BORROWER to CITIBANK. Upon the occurrence and during the continuance of a Default, CITIBANK is hereby authorized at any time and from time to time, without notice to BORROWER (any such notice being expressly waived by BORROWER), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by CITIBANK to or for the credit or the account of BORROWER against any and all of the obligations of BORROWER now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not CITIBANK shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.

9.25 Right to Appear in Litigation. CITIBANK shall have the right to commence, appear in or defend any action or proceeding which CITIBANK, in good faith, believes may affect the rights or duties of any of the parties hereunder or in connection herewith or in and to the Default Collateral. If no Default shall exist hereunder, CITIBANK shall give notice to BORROWER of its intent to exercise its rights hereunder, and, if BORROWER fails, within five (5) business days, to diligently commence, appear in or defend any action or proceeding which CITIBANK sets forth in its notice to BORROWER then CITIBANK may commence such action or appear in or defend any action or proceeding then pending. In the event CITIBANK exercises its rights hereunder, then BORROWER agrees to pay all necessary and reasonable expenses incurred by CITIBANK in connection therewith (including, but not limited to, reasonable attorneys' fees).

9.26 Severability: Integration: Form and Substance of Documents: Time of the Essence. Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement. The Related Documents constitute the entire agreement between the parties with respect to the subject matter hereof. Each of the Related Documents is intended to represent the mutual intent of the parties thereto and no rule of strict construction shall be applied against any party. Time is of the essence hereof.

9.27 Usury Provision. Notwithstanding anything herein or in any of the other Related Documents to the contrary, if any charge or fee for which BORROWER is or becomes obligated in connection with the Related Documents constitutes interest and is not otherwise stated as a rate, such charge or fee shall be deemed an additional rate of interest to which BORROWER agrees, computed by dividing the amount of such charge or fee by the principal amount of the Note. This provision shall control every agreement between BORROWER and CITIBANK. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of the Loan, and thereafter the rate of interest accruing under the Loan is less than the rate permitted by law, the Loan shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.

9.28 Venue. To induce CITIBANK to enter into this Agreement, BORROWER irrevocably agrees that, subject to CITIBANK's sole discretion, all actions and proceedings in any way, manner or respect, arising out of, from or related to this Agreement, the Related Documents or the Default Collateral shall be litigated in courts having situs within the city of Phoenix, Arizona. BORROWER hereby consents and submits to the jurisdiction of any local, state or federal court located within said city and state. BORROWER hereby irrevocably appoints and designates [the Secretary of State of Arizona whose address is Phoenix, Arizona, or] any other person having or maintaining a place of business in such state, whom BORROWER may from time to time designate having given ten days written notice thereof to CITIBANK as BORROWER'S true and lawful attorney and duly authorized agent for the acceptance of service of legal process. BORROWER agrees that service of such process upon such person shall constitute personal service of such process upon BORROWER. BORROWER hereby waives any right it may have to transfer or change the venue of any litigation brought against BORROWER by CITIBANK in accordance with this paragraph .

9.29 Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY,
VOLUNTARILY, AND INTENTIONALLY, WAIVES ANY RIGHTS IT MAY HAVE. TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO THIS AGREEMENT.

9.30 Waivers Generally. CITIBANK shall not be deemed to have waived any rights upon or under the obligations secured or the Asset Base Property unless such waiver be in writing and signed by CITIBANK. No delay or omission on the part of CITIBANK in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of CITIBANK as to the Loan, any other obligations to CITIBANK or the Asset Base Property whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singularly or concurrently. The waiver by CITIBANK of any breach or Default by BORROWER under any of the terms of any of the Related Documents shall not be deemed to be a waiver of any subsequent breach or Default on the part of BORROWER under the same or any other of the Related Documents.

BORROWER:
CONTINENTAL HOMES HOLDING CORP.

By  /s/Kenda B. Gonzales
    --------------------
Its:   Secretary and Treasurer
     -------------------------

CHI CONSTRUCTION COMPANY, GUARANTOR

By  /s/Kathleen R. Wade
    -------------------
Its:   Treasurer
     -----------

CONTINENTAL HOMES, INC., GUARANTOR

By: /s/Kathleen R. Wade
    -------------------
Its:   Co. CEO
     ---------

CITIBANK (ARIZONA)

By: /s/Kevin Kosan
    --------------
Its    Vice President
     ----------------